Exhibit 99.2

Contact: Lucy Rutishauser, SVP & CFO
(410) 568-1500
Sinclair Broadcast Group Prices Public Offering of Class A Common Stock

BALTIMORE (March 9, 2017) – Sinclair Broadcast Group, Inc. (“Sinclair” or the “Company”) (Nasdaq: SBGI) announced that it has priced an underwritten public offering of 12.0 million primary shares of Class A common stock at a price to the public of $42.00 per share. The Company also granted the underwriters a 30-day option to purchase up to an additional 1.8 million primary shares of Class A common stock on the same terms and conditions. The offering is expected to close on March 15, 2017, subject to customary closing conditions. The net proceeds are intended to fund future potential acquisitions and for general corporate purposes.

Wells Fargo Securities, J.P. Morgan and RBC Capital Markets are acting as joint book-running managers for the offering. BofA Merrill Lynch, Deutsche Bank Securities, SunTrust Robinson Humphrey, Citizens Capital Markets, Mizuho Securities, MUFG, LionTree and Moelis & Company are acting as co-managers of the offering.

The Class A shares were offered pursuant to an effective shelf registration statement previously filed with the Securities and Exchange Commission (“SEC”). This press release shall not constitute an offer to sell or the solicitation of an offer to buy the securities, nor shall there be any offer or sale of the securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful. The offering of these securities was made only by means of a prospectus supplement and the related prospectus. A copy of the filings may be obtained for free by visiting the SEC’s website at www.sec.gov. When available, copies of the prospectus supplement and related prospectus for this offering may be obtained from Wells Fargo Securities, JP Morgan and RBC Capital Markets. Any requests can be made by contacting Wells Fargo Securities, LLC, Attention: Equity Syndicate Department, 375 Park Avenue, New York, New York 10152, by telephone at 1‐800‐326‐5897, or by e‐mail at cmclientsupport@wellsfargo.com, or J.P. Morgan Securities LLC, Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717, 1-866-803-9204, or RBC Capital Markets, LLC, Attention: Equity Syndicate, 200 Vesey Street, 8th Floor, New York, NY 10281-8098, or by telephone at (877) 822-4089 or by email at equityprospectus@rbccm.com.

About Sinclair Broadcast Group, Inc. (Nasdaq: SBGI)
Sinclair is one of the largest and most diversified television broadcasting companies in the country. The Company owns, operates and/or provides services to 173 television stations in 81 markets, broadcasting 508 channels and has affiliations with all the major networks. Sinclair is the leading local news provider in the country, as well as a producer of live sports content. Sinclair's content is delivered over multiple-platforms, including over-the-air, multi-channel video program distributors, and digital platforms.

Forward-Looking Statements
The matters discussed in this news release include forward-looking statements regarding, among other things, future operating results. When used in this news release, the words “outlook,” “intends to,” “believes,” “anticipates,” “expects,” “achieves,” “estimates,” and similar expressions are intended to identify forward-looking statements. Such statements are subject to a number of risks and uncertainties. Actual results in the future could differ materially and adversely from those described in the forward-looking statements as a result of various important factors, including, but not limited to, our ability to price and close the equity offering, the impact of changes in national and regional economies, the volatility in the U.S. and global economies and financial credit markets which impact our ability to forecast, our ability to integrate acquired businesses and maximize operating synergies, our ability to obtain necessary governmental approvals for announced acquisitions, successful execution of outsourcing agreements, pricing and demand fluctuations in local and national advertising, volatility in programming costs, the market’s acceptance of new programming, our news share strategy, our local sales initiatives, the execution of retransmission consent agreements, our ability to identify and consummate investments in attractive non-television assets and to achieve anticipated returns on those investments once consummated, and any other risk factors set forth in the Company’s most recent reports on Form 10-Q, Form 10-K and Form 8-K, as filed with the Securities and Exchange Commission. There can be no assurances that the assumptions and other factors referred to in this release will occur. The Company undertakes no obligation to publicly release the result of any revisions to these forward-looking statements except as required by law.
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